Exhibit 23.1


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Board of Directors
Pelican Properties International Corp.
  and Subsidiaries
Fort Monroe, Virginia

We have audited the accompanying consolidated balance sheet of Pelican Properties International Corp. and Subsidiaries (the "Company") as of December 31, 2000, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pelican Properties International Corp. and Subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for each of the two years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial losses from operations and has experienced working capital deficiencies. The Company currently has a working capital deficit of $3,472,080 as of December 31, 2000. Additionally, the Company incurred a loss from operations before income taxes of $1,160,007 and had negative cash flows from operations of $90,190. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.





/s/  Illegible
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Certified Public Accountants


Orlando, Florida
February 16, 2001